UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BlackRock, Inc.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Form of email communication sent to certain institutional investors in advance of the 2021 Annual Meeting of Shareholders]

From: Samantha Tortora, Global Head of Investor Relations and Corporate Sustainability

Subject: BlackRock 2021 Proxy Statement

[Shareholder Name],

I hope this email finds you safe and well. I am writing to inform you that BlackRock filed its 2021 Proxy Statement on April 16, 2021. The proxy can be accessed by clicking here.

We value engagement with our shareholders and over the last year, we collected useful feedback that guided enhancements to this year’s disclosure around corporate governance, culture, sustainability and compensation.

We appreciate the opportunity for continued engagement this proxy season and welcome the chance to continue an open dialogue throughout the year.

Please do not hesitate to reach out to us with any questions related to our 2021 Proxy Statement or our upcoming Annual Meeting.

Thank you for your continued feedback and support.

Sam